UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

 _________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2013

United Realty Trust Incorporated

 (Exact Name of Registrant as Specified in Its Charter)

Maryland

 (State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

44 Wall Street

New York, NY 10005

(Address, including zip code, of Principal Executive Offices)

(212) 388-6800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01. Other Events.

On September 18, 2013, United Realty Trust Incorporated (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) Pre-Effective Amendment No. 2 to Post-Effective Amendment No. 2 to its Registration Statement on Form S-11, which became effective on September 20, 2013, and which contains, as Appendix C thereto, an amended distribution reinvestment program (the “Amended DRIP”), which by its terms will become effective on October 1, 2013. Under the Amended DRIP, participants will acquire shares of the Company’s common stock, par value $0.01 per share (“Common Shares”), at a price of $10.00 per Common Share. This Current Report on Form 8-K is being filed pursuant to Section 11 of the Company’s distribution reinvestment program as now in effect, which provides, in relevant part, that the Company may amend the distribution reinvestment program upon 10 days’ notice to participants by filing with the SEC a Current Report on Form 8-K.

The foregoing summary description of the Amended DRIP is not complete and is qualified in its entirety by reference to the entire Amended DRIP, which is incorporated herein by reference.

Forward-Looking Statements

The foregoing includes forward-looking statements. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Factors that may affect future results are contained in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED REALTY TRUST INCORPORATED

Date: September 20, 2013	By:	/s/ Jacob Frydman
	Name:	Jacob Frydman
	Title:	Chief Executive Officer, Secretary and Chairman of the Board of Directors